UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

EXACT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35092	02-0478229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Endeavor Lane
Madison, WI	53719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on November 19, 2025, Exact Sciences Corporation, a Delaware corporation (“Exact”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Abbott Laboratories, an Illinois corporation (“Abbott”), and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Abbott (“Merger Sub”), pursuant to which, among other things and subject to the conditions contained in the Merger Agreement, Merger Sub will merge with and into Exact (the “Merger”), with Exact surviving as a direct, wholly owned subsidiary of Abbott.

As of March 19, 2026, the parties have received all regulatory approvals and clearances required to consummate the Merger in accordance with the terms of the Merger Agreement. Exact’s stockholders previously approved the Merger at a special meeting of stockholders on February 20, 2026. The Merger is anticipated to close on March 23, 2026, subject to the satisfaction or waiver of the remaining conditions to closing under the Merger Agreement.

Forward-Looking Statements

This communication contains forward-looking statements about, among other things, the Merger. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the following: the possible inability of the parties to consummate the Merger on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the Merger on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the Merger Agreement may be terminated in circumstances that require Exact to pay a termination fee; the possibility that competing offers may be made; the potential adverse impact on Exact of contractual restrictions under the Merger Agreement that limit Exact’s ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the Merger and the possibility that the Merger may be more expensive to complete than anticipated; potential adverse effects of the announcement or pendency of the Merger, or any failure to complete the Merger, on the market price of Exact’s common stock or on the ability of Exact to develop and maintain relationships with its personnel (including Exact’s ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom it does business or otherwise on Exact’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Exact’s ongoing business operations due to the Merger; and the risk of litigation and/or regulatory actions related to the Merger or Exact’s business and the outcome of any such litigation or regulatory action.

The risks described above are not exhaustive. Other important risks and uncertainties affecting Exact and its business are described in the Risk Factors sections of Exact’s most recent Annual Report on Form 10-K, and in its other reports filed with the U.S. Securities and Exchange Commission. Exact undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	Exact Sciences Corporation

	By:	/s/ Aaron Bloomer
Aaron Bloomer
Executive Vice President and Chief Financial Officer